Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2008 on the consolidated financial statements of China Display Technologies Inc. for the years ended December 31, 2007 and 2006, included in their Annual Report on Form 10-KSB for the year ended December 31, 2007.

/s/ Kempisty & Company
Kempisty & Company,
Certified Public Accountants, P.C.

New York, NY
Dated: November 21, 2008